UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14C
(RULE 14c-101)

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

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      Preliminary information statement

      Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

      ☑      Definitive information statement

THE SARATOGA ADVANTAGE TRUST
(Name of Registrant as Specified in Its Charter)

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THE ENCLOSED DOCUMENT IS PURELY FOR INFORMATIONAL PURPOSES.
YOU ARE NOT BEING ASKED TO VOTE OR TAKE ACTION ON ANY MATTER.

I.          BACKGROUND

Effective April 17, 2006, Caterpillar Investment Management Ltd. (“CIML”) was replaced as investment advisor to the Energy & Basic Materials Portfolio (the “Portfolio”) of The Saratoga Advantage Trust (“Trust”).  To replace CIML , the Trust’s Board of Trustees has approved Integrity Money Management, Inc. (“Integrity” or the “Advisor”) as the new investment advisor to the Portfolio pursuant to a new investment advisory agreement with Saratoga Capital Management, LLC (the “Manager”) (the “New Agreement”).  The New Agreement is substantially identical to the prior investment advisory agreement with CIML (the “Prior Agreement”) except for the dates of execution and termination.

Integrity is a registered investment advisor, and has operated as an investment advisor to investment companies and other investors since its organization in 1988. Integrity is an affiliate of Integrity Mutual Funds, Inc. As of March 31, 2006, the Advisor advised accounts having assets of approximately $393 million.  Integrity is located at 1 Main Street North, Minot, North Dakota 58703.

Under an order the Trust has received from the Securities and Exchange Commission, the Trust is permitted to appoint an investment advisor and approve investment advisory agreements for the Portfolio, without shareholder approval.  Under the conditions of the order, the Trustees must provide notice to shareholders within 90 days of hiring a new investment advisor or implementing any material change in an investment advisory contract.  This Information Statement is being supplied to shareholders to fulfill the notice condition, and will be mailed on or about July 5, 2006 to the Portfolio’s shareholders of record as of June 19, 2006 (the “Record Date”).

As of the Record Date, there were issued and outstanding, 149,904.406, 131,784.487, 7,918.118, and 128,238.102 shares of the Energy & Basic Materials Portfolio’s A, B, C and I classes, respectively.

II.         INFORMATION CONCERNING NEW INVESTMENT ADVISORY AGREEMENT BETWEEN THE MANAGER AND INTEGRITY MONEY MANAGEMENT, INC. WITH RESPECT TO THE PORTFOLIO.

On April 11, 2006, the Board of Trustees met in person and considered the selection of a new investment advisor for the Portfolio and the adoption of a new investment advisory agreement. At their meeting, the Board appointed Integrity to serve as investment advisor to the Portfolio, effective April 17, 2006.    The New Agreement, dated April 17, 2006, contains substantially identical terms and conditions as the Prior Agreement.  In particular, shareholders will not be paying any additional fees or expenses over those that were being paid under the Prior Agreement.

Under the terms of the New Agreement, Integrity will serve as investment advisor to the Portfolio, subject to the supervision of the Manager and the Trust’s Board of Trustees.  Pursuant to the New Agreement, Integrity, at its own expense, furnishes necessary investment and management facilities for conducting the investment activities of the Portfolio, and pays the salaries of its respective personnel under the New Agreement.  In addition, as was substantially the case under the Prior Agreement, under the New Agreement: (a) the Manager shall indemnify and hold harmless Integrity, its officers and directors and each person, if any, who controls Integrity within the meaning of Section 15 of the Securities Act of 1933, (any and all such persons shall be referred to as “Indemnified Party”) against any loss, liability, claim, damage or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damage, or expense and reasonable counsel fees incurred in connection therewith) arising by reason of any matter to which the New Agreement relates, except for liability by reason of misfeasance, bad faith or negligence in the performance of the duties of such Indemnified Party or by reason of disregard of its obligations and duties under the New Agreement; (b) the Manager shall not be liable with respect to any claim made against any particular Indemnified Party unless such Indemnified Party shall have notified the Manager in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon Integrity  or such controlling persons; and (c) Integrity shall indemnify and hold harmless the Manager and the Trust and each of their directors and officers and each person, if any, who controls the Manager and the Trust against any loss, liability, claim, damage or expense arising by reason of any matter to which the New Agreement relates, but only with respect to Integrity’s misfeasance, bad faith or negligence in the performance of its duties under the New Agreement.

Investment Advisory Fee Rates

As compensation for its services, Integrity will receive from the Manager, as did CIML, a portion of the management fee payable by the Portfolio to the Manager.  The Manager’s management fee is calculated at an annual rate of 1.25% of daily net assets of the Energy & Basic Materials Portfolio.   This rate will not increase under the New Agreement.

Investment Advisory Fees Paid

For the Trust’s fiscal year ended August 31, 2005, the Manager paid $11,648 in investment advisory fees to CIML for management of the Energy & Basic Materials Portfolio.

III.       BOARD CONSIDERATION

At the meeting held on April 11, 2006, the Board of Trustees approved the New Agreement.  In connection with its review, the Board of Trustees considered materials furnished by Integrity including information regarding its personnel, operations and financial condition.

In evaluating Integrity and the New Agreement, the Board requested and reviewed, with the assistance of independent legal counsel, materials furnished by Integrity   Representatives from Integrity made a presentation to the Board on Integrity and the Portfolio, and responded to questions of the Trustees.  The Board also reviewed and discussed the terms of the New Agreement and compared them to the Prior Agreement.

The Board considered, with its legal counsel: (i) the quality and extent of the services to be provided by Integrity; (ii) the depth of organization, expertise, reputation and experience of Integrity; (iii) the financial resources of Integrity; (iv) the ability of Integrity to retain and attract qualified personnel and (v) the performance of assets managed by Integrity. In addition, the Board reviewed and discussed the terms and conditions of the New Agreement.  The Board noted that, other than the dates of execution, effectiveness and termination, the terms of the New Agreement are substantially the same, in all material respects, as the terms of the Prior Agreement.  In particular, the Board noted that under the New Agreement shareholders will not be paying any additional fees or expenses over those that were being paid under the Prior Agreement.

Based upon its review of the above factors, the Board of Trustees concluded that the New Agreement is in the best interests of the Portfolio and its shareholders, and that the fees provided therein are fair and reasonable in light of the usual and customary charges made by others for services of the same nature and quality.

IV.       DURATION AND TERMINATION OF NEW AGREEMENT

The New Agreement will have an initial term of one year, and thereafter will continue in effect for successive annual periods provided such continuance is approved at least annually by (i) a majority of the Trustees not parties to the New Agreement, and who are not “interested persons” (as defined in the Investment Company Act of 1940, as amended (the “1940 Act”)) of any such party and a majority of the Board of Trustees as a whole or (ii) the holders of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Portfolio.  The New Agreement will terminate automatically in the event of its   “assignment.”

V.         GENERAL INFORMATION CONCERNING INTEGRITY MONEY MANAGEMENT, INC.

Information Concerning Integrity

The names, titles and principal occupations of the executive officers and directors of Integrity are set forth in the following table:

NAME	TITLE AND PRINCIPAL OCCUPATION
Robert E. Walstad	President, Treasurer and Director of the Advisor and Integrity Fund Services, Inc.; Chairman of the Board and Chief Executive Officer of Integrity Mutual Funds, Inc.
Peter A. Quist	Vice President, Secretary and Director of the Advisor, Integrity Fund Services, Inc. and Integrity Funds Distributor, Inc.; Vice President and Director of Integrity Mutual Funds, Inc.;

The business address of each person listed above is 1 Main Street North, Minot, North Dakota 58703.

Other Matters

The Trust will furnish, without charge, a copy of the Trust’s annual report for the fiscal year ended August 31, 2005 to a shareholder upon request.  To obtain a report, please contact the Trust by calling 1-800-807-FUND (or by writing to The Saratoga Advantage Trust, 1101 Stewart Avenue, Suite 207, Garden City, New York 11530, Attention:  Bruce E. Ventimiglia).

The Manager is located at 1101 Stewart Avenue, Suite 207, Garden City, New York 11530.

The Trust is not required to hold annual meetings of shareholders, and therefore it cannot be determined when the next meeting of shareholders will be held.  Shareholder proposals to be presented at any future meeting of shareholders of the Trust must be received by the Trust within a reasonable time before the Trust’s solicitation of proxies for that meeting in order for such proposals to be considered for inclusion in the proxy materials related to that meeting.  The cost of the preparation, printing and distribution of this Information Statement is an expense of the Trust.

THE SARATOGA

ADVANTAGE TRUST

July 14, 2006

Dear Shareholders:

The enclosed document is purely for informational purposes.  You are not being asked to vote or take action on any matter.  The document relates to the appointment of a new investment advisor to the Energy & Basic Materials Portfolio (the “Portfolio”).

As described in the enclosed Information Statement, the Board of Trustees of The Saratoga Advantage Trust (the “Board”) has selected Integrity Money Management, Inc. (“Integrity”) as the new investment advisor to the Portfolio and has approved an advisory agreement with Integrity on substantially identical terms as the prior advisory agreement.

As always, please feel free to call us at 1-800-807-FUND with any questions you may have.

Sincerely,
/s/ Bruce E. Ventimiglia
Bruce E. Ventimiglia
President, CEO and
Chairman of the Board of Trustees

THE ENCLOSED DOCUMENT IS PURELY FOR INFORMATIONAL PURPOSES.
YOU ARE NOT BEING ASKED TO VOTE OR TAKE ACTION ON ANY MATTER.

I.          BACKGROUND

Effective April 17, 2006, Caterpillar Investment Management Ltd. (“CIML”) was replaced as investment advisor to the Mid Capitalization Portfolio (the “Portfolio”) of The Saratoga Advantage Trust (“Trust”).  To replace CIML, the Trust’s Board of the Trustees has approved Vaughan Nelson Investment Management, L.P. (“Vaughan Nelson” or the “Advisor”) as the new investment advisor to the Portfolio pursuant to a new investment advisory agreement with Saratoga Capital Management, LLC (the “Manager”) (the “New Agreement”).  The New Agreement is substantially identical to the prior investment advisory agreement with CIML (the “Prior Agreement”) except for the dates of execution and termination.

Vaughan Nelson, a registered investment advisor, was founded in 1970 and has operated as an investment advisor to investment companies since June 1999, and to other investors since its organization in 1970. Vaughan Nelson, which was acquired in 1996 by what is now IXIS Asset Management U.S. Group, L.P., provides investment management services independently with its own research, investment teams and trading.  As of March 31, 2006, Vaughan Nelson  advised accounts having assets of $5.5 billion. Vaughan Nelson is located at 600 Travis, Suite 6300, Houston, Texas 77002-3071.

Under an order the Trust has received from the Securities and Exchange Commission, the Trust is permitted to appoint an investment advisor and approve investment advisory agreements for the Portfolio, without shareholder approval.  Under the conditions of the order, the Trustees must provide notice to shareholders within 90 days of hiring a new investment advisor or implementing any material change in an investment advisory contract.  This Information Statement is being supplied to shareholders to fulfill the notice condition, and will be mailed on or about July 5, 2006 to the Portfolio’s shareholders of record as of June 19, 2006 (the “Record Date”).

As of the Record Date, there were issued and outstanding, 353,662.104, 212,346.570, 85,925.502 and 921,349.398 shares of the Mid Capitalization Portfolio’s A, B, C and I classes, respectively.

II.         INFORMATION CONCERNING NEW INVESTMENT ADVISORY AGREEMENT BETWEEN THE MANAGER AND VAUGHAN NELSON INVESTMENT MANGEMENT, L.P. WITH RESPECT TO THE PORTFOLIO.

On April 11, 2006, the Board of Trustees met in person and considered the selection of a new investment advisor for the Portfolio and the adoption of a new investment advisory agreement. At their meeting, the Board appointed Vaughan Nelson to serve as investment advisor to the Portfolio, effective April 17, 2006.   The New Agreement, dated April 17, 2006, contains substantially identical terms and conditions as the Prior Agreement.  In particular, shareholders will not be paying any additional fees or expenses over those that were being paid under the Prior Agreement.

Under the terms of the New Agreement, Vaughan Nelson will serve as investment advisor to the Portfolio, subject to the supervision of the Manager and the Trust’s Board of Trustees.  Pursuant to the New Agreement, Vaughan Nelson, at its own expense, furnishes necessary investment and management facilities for conducting the investment activities of the Portfolio, and pays the salaries of its respective personnel under the New Agreement.  In addition, as was substantially the case under the Prior Agreement, under the New Agreement: (a) the Manager shall indemnify and hold harmless Vaughan Nelson, its officers and directors and each person, if any, who controls Vaughan Nelson within the meaning of Section 15 of the Securities Act of 1933, (any and all such persons shall be referred to as “Indemnified Party”) against any loss, liability, claim, damage or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damage, or expense and reasonable counsel fees incurred in connection therewith) arising by reason of any matter to which the New Agreement relates, except for liability by reason of misfeasance, bad faith or negligence in the performance of the duties of such Indemnified Party or by reason of disregard of its obligations and duties under the New Agreement; (b) the Manager shall not be liable with respect to any claim made against any particular Indemnified Party unless such Indemnified Party shall have notified the Manager in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon Vaughan Nelson  or such controlling persons; and (c) Vaughan Nelson shall indemnify and hold harmless the Manager and the Trust and each of their directors and officers and each person, if any, who controls the Manager and the Trust against any loss, liability, claim, damage or expense arising by reason of any matter to which the New Agreement relates, but only with respect to Vaughan Nelson’s misfeasance, bad faith or negligence in the performance of its duties under the New Agreement.

Investment Advisory Fee Rates

As compensation for its services, Vaughan Nelson will receive from the Manager, as did CIML, a portion of the management fee payable by the Portfolio to the Manager.  The Manager’s management fee is calculated at an annual rate of 0.75% of daily net assets of the Mid Capitalization Portfolio.   This rate will not increase under the New Agreement.

Investment Advisory Fees Paid

For the Trust’s fiscal year ended August 31, 2005, the Manager paid $129,732 in investment advisory fees to CIML for management of the Mid Capitalization Portfolio.

III.       BOARD CONSIDERATION

At the meeting held on April 11, 2006, the Board of Trustees approved the New Agreement.  In connection with its review, the Board of Trustees considered materials furnished by Vaughan Nelson including information regarding its personnel, operations and financial condition.

In evaluating Vaughan Nelson and the New Agreement, the Board requested and reviewed, with the assistance of independent legal counsel, materials furnished by Vaughan Nelson.   Representatives from Vaughan Nelson made a presentation to the Board on Vaughan Nelson and the Portfolio, and responded to questions of the Trustees.  The Board also reviewed and discussed the terms of the New Agreement and compared them to the Prior Agreement.

The Board considered, with its legal counsel: (i) the quality and extent of the services to be provided by Vaughan Nelson; (ii) the depth of organization, expertise, reputation and experience of Vaughan Nelson; (iii) the financial resources of Vaughan Nelson; (iv) the ability of Vaughan Nelson to retain and attract qualified personnel and (v) the performance of assets managed by Vaughan Nelson. In addition, the Board reviewed and discussed the terms and conditions of the New Agreement.  The Board noted that, other than the dates of execution, effectiveness and termination, the terms of the New Agreement are substantially the same, in all material respects, as the terms of the Prior Agreement.  In particular, the Board noted that under the New Agreement shareholders will not be paying any additional fees or expenses over those that were being paid under the Prior Agreement.

Based upon its review of the above factors, the Board of Trustees concluded that the New Agreement is in the best interests of the Portfolio and its shareholders, and that the fees provided therein are fair and reasonable in light of the usual and customary charges made by others for services of the same nature and quality.

IV.       DURATION AND TERMINATION OF NEW AGREEMENT

The New Agreement will have an initial term of two years, and thereafter will continue in effect for successive annual periods provided such continuance is approved at least annually by (i) a majority of the Trustees not parties to the New Agreement, and who are not “interested persons” (as defined in the Investment Company Act of 1940, as amended (the “1940 Act”)) of any such party and a majority of the Board of Trustees as a whole or (ii) the holders of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Portfolio.  The New Agreement will terminate automatically in the event of its “assignment.”

V.         GENERAL INFORMATION CONCERNING VAUGHAN NELSON INVESTMENT MANAGEMENT, L.P.

Information Concerning Vaughan Nelson

The names, titles and principal occupations of the executive officers and directors of Vaughan Nelson are set forth in the following table:

NAME	TITLE AND PRINCIPAL OCCUPATION
Lee A. Lahourcade	Director, President and CEO of Vaughan Nelson Investment Management, L.P.
Richard B. Faig	Chief Financial Officer and Chief Compliance Officer of Vaughan Nelson Investment Management, L.P.
Beverly Bearden	Director of Vaughan Nelson Investment Management, L.P.; Executive Vice President of Human Resources for IXIS Asset Management U.S. Group
John Hailer	Director of Vaughan Nelson Investment Management, L.P.; President and Chief Executive Officer of IXIS Asset Management Advisors
Jeremiah Chafkin	Director of Vaughan Nelson Investment Management, L.P.; President and Chief Executive Officer of IXIS Asset Management U.S. Group, L.P.

The business address of each person listed above is 600 Travis, Suite 6300, Houston, Texas 77002-3071.

Other Matters

The Trust will furnish, without charge, a copy of the Trust’s annual report for the fiscal year ended August 31, 2005 to a shareholder upon request.  To obtain a report, please contact the Trust by calling 1-800-807-FUND (or by writing to The Saratoga Advantage Trust, 1101 Stewart Avenue, Suite 207, Garden City, New York 11530, Attention:  Bruce E. Ventimiglia).

The Manager is located at 1101 Stewart Avenue, Suite 207, Garden City, New York 11530.

The Trust is not required to hold annual meetings of shareholders, and therefore it cannot be determined when the next meeting of shareholders will be held.  Shareholder proposals to be presented at any future meeting of shareholders of the Trust must be received by the Trust within a reasonable time before the Trust’s solicitation of proxies for that meeting in order for such proposals to be considered for inclusion in the proxy materials related to that meeting.  The cost of the preparation, printing and distribution of this Information Statement is an expense of the Trust.

THE SARATOGA

ADVANTAGE TRUST

July 14, 2006

Dear Shareholders:

The enclosed document is purely for informational purposes.  You are not being asked to vote or take action on any matter.  The document relates to the appointment of a new investment advisor to the Mid Capitalization Portfolio (the “Portfolio”).

As described in the enclosed Information Statement, the Board of Trustees of The Saratoga Advantage Trust (the “Board”) has selected Vaughan Nelson Investment Management, L.P. (“Vaughan Nelson”) as the new investment advisor to the Mid Capitalization Portfolio and has approved an advisory agreement with Vaughan Nelson on substantially identical terms as the prior advisory agreement.

As always, please feel free to call us at 1-800-807-FUND with any questions you may have.

Sincerely,
/s/ Bruce E. Ventimiglia
Bruce E. Ventimiglia
President, CEO and
Chairman of the Board of Trustees